UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2014
_____________________
PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code: (858) 404-8800
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 28, 2014, PriceSmart, Inc. issued a press release regarding the results of operations for the fourth quarter and fiscal year of 2014. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated October 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2014	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

PriceSmart Announces Fourth Quarter and
Fiscal Year Results of Operations

San Diego, CA (October 28, 2014) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the fourth quarter and the twelve months of fiscal year 2014 which ended on August 31, 2014.

For the fourth quarter of fiscal year 2014, net warehouse club sales increased 5.6% to $599.6 million from $568.0 million in the fourth quarter of fiscal year 2013. Total revenues for the fourth quarter of fiscal year 2014 were $622.6 million compared to $585.4 million in the comparable period of the prior year. The Company had 33 warehouse clubs in operation as of August 2014 compared to 31 warehouse clubs in operation as of August 2013.

The Company recorded operating income during the quarter of $33.8 million, as compared to operating income of $32.4 million in the prior year. Net income was $21.9 million, or $0.73 per diluted share, in the fourth quarter of fiscal year 2014 as compared to $20.8 million, or $0.69 per diluted share, in the fourth quarter of fiscal year 2013.

For the twelve months ended August 31, 2014, net warehouse club sales increased 9.2% to $2.4 billion from $2.2 billion for the twelve months ended August 31, 2013. Total revenues for the twelve months ended August 31, 2014 increased 9.5% to $2.5 billion from $2.3 billion in the same period of the prior year. For the twelve months ended August 31, 2014, the Company recorded operating income of $136.7 million and net income of $92.9 million, or $3.07 per diluted share. During the twelve months ended August 31, 2013, the Company recorded operating income of $127.0 million and net income of $84.3 million, or $2.78 per diluted share.

The Company plans to file its Annual Report on Form 10-K for the year ended August 31, 2014 on October 30, 2014.

PriceSmart management will host a conference call at 12:00 p.m. Eastern time (9:00a.m. Pacific time) on Wednesday, October 29, 2014, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (877) 627-6590 toll free, or (719) 325-4865 for international callers and entering participant code 9101656. A digital replay will be available through November 30, 2014, following the conclusion of the call by dialing (888) 203-1112 for domestic callers, or (719) 457-0820 for international callers, and entering replay passcode 9101656.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 33 warehouse clubs in 12 countries and one U.S. territory (six in Costa Rica; four each in Panama and Trinidad; three each in Guatemala, the Dominican Republic, Colombia and Honduras; two in El Salvador; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words expect, believe, will, may, should, project, estimate, anticipated, scheduled, and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: our financial performance is dependent on international operations, which exposes us to various risks; any failure by us to manage our widely dispersed operations could adversely affect our business; we face significant competition; future sales growth depends, in part, on our ability to successfully open new warehouse clubs; we might not identify in a timely manner or effectively respond to changes in consumer preferences for merchandise, which could adversely affect our relationship with members, demand for our products and market share; although we have begun to offer limited online shopping to our members, our sales could be adversely affected if one or more major international online retailers were to enter our markets or if other competitors were to offer a superior online experience; we face difficulties in the shipment of, and inherent risks in the importation of, merchandise to our warehouse clubs; we are exposed to weather and other natural disaster risks; general economic conditions could adversely impact our business in various respects; we are subject to risks associated with possible changes in our relationships with third parties with which we do business, as well as the performance of such third parties; we rely extensively on computer systems to process transactions, summarize results and manage our business, and failure to adequately maintain our systems and disruptions in our systems could harm our business and adversely affect our results of operations; we could be subject to additional tax liabilities; a few of our stockholders own approximately 28.1% of our voting stock as of August 31, 2014,which may make it difficult to complete some corporate transactions without their support and may impede a change in control; our inability to develop and retain existing key personnel or to attract highly qualified employees could adversely impact our business, financial condition and results of operations; we are subject to volatility in foreign currency exchange rates; we face the risk of exposure to product liability claims, a product recall and adverse publicity; if we do not maintain the privacy and security of confidential information, we could damage our reputation, incur substantial additional costs and become subject to litigation; we are subject to payment related risks; changes in accounting standards and assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial condition and results of operations; we face increased public company compliance risks and compliance risks related to our international operations; we face increased compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; if remediation costs or hazardous substance contamination levels at certain properties for which we maintain financial responsibility exceed management’s current expectations, our financial condition and results of operations could be adversely impacted. In addition to the risks described above, these statements are also subject to other risks detailed in the Company's U.S. Securities and Exchange Commission (SEC) reports, including the Company's Annual Report on Form 10-K filed for the fiscal year ended August 31, 2013 filed on October 30, 2013 pursuant to the Securities Exchange Act of 1934. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting
Officer (858) 404- 8826.

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
	2014	2013	2014	2013
Revenues:
Net warehouse club sales	$599,568	$567,997	$2,444,314	$2,239,266
Export sales	12,217	7,439	31,279	23,059
Membership income	9,762	9,047	38,063	33,820
Other income	1,008	911	3,911	3,667
Total revenues	622,555	585,394	2,517,567	2,299,812
Operating expenses:
Cost of goods sold:
Net warehouse club	508,310	482,236	2,083,933	1,907,632
Export	11,621	7,068	29,731	21,796
Selling, general and administrative:
Warehouse club operations	53,884	50,664	212,476	194,140
General and administrative	12,879	12,334	49,944	46,784
Pre-opening expenses	1,392	116	3,331	1,525
Loss/(gain) on disposal of assets	699	536	1,445	889
Total operating expenses	588,785	552,954	2,380,860	2,172,766
Operating income	33,770	32,440	136,707	127,046
Other income (expense):
Interest income	277	257	853	1,335
Interest expense	(1,328)	(1,265)	(4,295)	(4,216)
Other income (expense), net	(528)	97	984	(954)
Total other income (expense)	(1,579)	(911)	(2,458)	(3,835)
Income from continuing operations before provision for income taxes and loss of unconsolidated affiliates	32,191	31,529	134,249	123,211
Provision for income taxes	(10,337)	(10,688)	(41,372)	(38,942)
Income (loss) of unconsolidated affiliates	2	(2)	9	(4)
Income from continuing operations	21,856	20,839	92,886	84,265
Net income	$21,856	$20,839	$92,886	$84,265
Net income per share:
Basic net income per share from continuing operations	$0.73	$0.69	$3.07	$2.78
Basic net income per share from discontinued operations, net of tax	—	—	—	—
Basic net income per share	$0.73	$0.69	$3.07	$2.78
Diluted net income per share from continuing operations	$0.73	$0.69	$3.07	$2.78
Diluted net income per share from discontinued operations, net of tax	$—	$—	$—	$—
Diluted net income per share	$0.73	$0.69	$3.07	$2.78
Shares used in per share computations:

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)

Basic	29,788	29,687	29,747	29,647
Diluted	29,796	29,697	29,757	29,657
Dividends per share	$—	$—	$0.70	$0.60

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	August 31,
	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$137,098	$121,874
Short-term restricted cash	2,353	5,984
Receivables, net of allowance for doubtful accounts of $0 and $0 as of August 31, 2014 and August 31, 2013, respectively	7,910	3,130
Merchandise inventories	226,383	217,413
Deferred tax assets – current, net	6,177	6,290
Prepaid expenses and other current assets (includes $495 and $0 as of August 31, 2014 and August 31, 2013, respectively, for the fair value of derivative instruments)	22,570	20,890
Total current assets	402,491	375,581
Long-term restricted cash	27,013	34,775
Property and equipment, net	426,325	338,478
Goodwill	36,108	36,364
Deferred tax assets – long term	11,825	12,871
Other non-current assets (includes $1,095 and $1,505 as of August 31, 2014 and August 31, 2013, respectively, for the fair value of derivative instruments)	27,593	19,866
Investment in unconsolidated affiliates	8,863	8,104
Total Assets	$940,218	$826,039
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	225,761	199,425
Accrued salaries and benefits	17,799	17,862
Deferred membership income	17,932	16,528
Income taxes payable	7,664	8,059
Other accrued expenses	21,030	20,136
Long-term debt, current portion	11,848	12,757
Deferred tax liability – current	157	111
Total current liabilities	302,191	274,878
Deferred tax liability – long-term	2,290	2,622
Long-term portion of deferred rent	5,591	4,440
Long-term income taxes payable, net of current portion	1,918	2,184
Long-term debt, net of current portion	79,591	60,263
Other long-term liabilities (includes $0 and $14 for the fair value of derivative instruments and $372 and $589 for the defined benefit plan as of August 31, 2014 and August 31, 2013, respectively)	372	603
Total liabilities	391,953	344,990
Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,950,701 and 30,924,392 shares issued and 30,209,917 and 30,234,506 shares outstanding (net of treasury shares) as of August 31, 2014 and August 31, 2013, respectively	3	3
Additional paid-in capital	397,150	390,581
Tax benefit from stock-based compensation	9,505	8,016
Accumulated other comprehensive loss	(49,286)	(41,475)
Retained earnings	215,613	143,871

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

Less: treasury stock at cost; 740,784 and 689,886 shares as of August 31, 2014 and August 31, 2013, respectively	(24,720)	(19,947)
Total equity	548,265	481,049
Total Liabilities and Equity	$940,218	$826,039